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                                        Exhibit 21

                                  List of Subsidiaries
                                     Rollins, Inc.

The following list sets forth subsidiaries of Rollins, Inc. Each corporation whose name is indented is a wholly-owned subsidiary of the corporation next above which is not indented.
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
                                                  State/Country of
Name                                              Incorporation
----                                              -------------
Orkin Exterminating Company, Inc.                 Delaware

         Orkin Systems, Inc.                         Delaware
         Dettelbach Pesticide Corporation            Georgia
         Kinro Advertising Company                   Delaware
         Orkin Expansion, Inc.                       Delaware
         Orkin S.A. de C.V.                          Mexico
         Orkin International, Inc.                   Delaware
                  Orkin Canada, Inc.                 Canada
                        Alberta Pest Control
                         Services Limited            Canada
                        A-1 Professional Pest
                         Services                    Canada

Rollins Continental, Inc.                         New York

Rollins Expansion, Inc.                           Delaware

Rollins Supply, Inc.                              Delaware

Red Diamond Insurance Co.                         Vermont

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